                                                                    EXHIBIT 99.1


PRESS RELEASE


Media Contact:
         Terri Deuel
         Internet Commerce Corporation
         678-533-8003


            INTERNET COMMERCE CORPORATION ANNOUNCES FINANCIAL RESULTS
                         FOR FIRST QUARTER FISCAL 2006


Norcross, Georgia -- December 13, 2005 - Internet Commerce Corporation (ICC) (NasdaqSC: ICCA), a pioneer in the use of the Internet for business-to-business
(B2B) e-commerce solutions, today announced financial results for its fiscal first quarter 2006.

"We are pleased with our first quarter results," said Thomas J. Stallings, Internet Commerce Corporation chief executive officer. "Our results were driven by year-over-year revenue growth and income in both the ICC.NET and Service Bureau segments, reflecting significant improvement in the financial health of our business."

Stallings continued, "Our team remains focused on solid execution within each segment, committed to serving the needs of customers and dedicated to our 'Growth with Profitability' strategy. With the acquisition of The Kodiak Group, we have heightened our focus on providing a single source for strategic e-commerce initiatives. We are excited by the interest clients are expressing and expect to see continued revenue growth in the second quarter."

FIRST QUARTER FISCAL YEAR 2006 RESULTS

First quarter revenue from continuing operations in fiscal 2006 was approximately $5.0 million, up 33.9% compared with our first quarter of fiscal 2005 revenues of approximately $3.7 million. Net income was $723,000 compared with a net loss of $402,000 a year ago. Basic and diluted earnings per common share from continuing operations increased to $0.03 compared with a basic and diluted loss of $0.03 per common share in the same period of fiscal 2005.

The Company's Earnings Before Interest, Non-cash compensation, Taxes, Depreciation and Amortization (Adjusted "EBITDA") was up 621% over the first quarter of fiscal 2005. Adjusted EBITDA was approximately $1.3 million in the first quarter of fiscal 2006 as compared to an Adjusted EBITDA during the first quarter of fiscal 2005 of $187,000. Adjusted EBITDA is not a financial measure within generally accepted accounting principles (GAAP). The Company believes that this presentation of Adjusted EBITDA provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income for all periods presented.

First quarter revenue growth of 33.9% from first quarter fiscal 2005 to first quarter fiscal 2006 was driven by both business segments. In the ICC.NET(TM) segment, first quarter revenues from continuing operations were approximately $3.03 million, up 7.4% from $2.83 million in the fiscal 2005 period. This revenue represented 60.5% of consolidated revenue in the first quarter compared to 75.4% of consolidated revenue in the fiscal 2005 period. Revenues from the Service Bureau segment were $1.98 million, an increase of 115.3% compared to $921,000 in the first


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quarter of fiscal 2005. This revenue represented 39.5% of consolidated revenue in the first quarter compared to 24.6% of consolidated revenue in the fiscal 2005 period.

The Company's total gross profit margin from continuing operations remained at 62% in first quarter fiscal 2006 compared with the first quarter of last fiscal year, and total expenses from continuing operations increased 3% in first quarter fiscal 2006 from the prior-year period to $4.28 million from $4.15 million.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filing with the U.S. Securities and Exchange Commission (SEC).

ABOUT INTERNET COMMERCE CORPORATION (ICC)

Internet Commerce Corporation (ICC), headquartered in Norcross, GA, is a pioneer in the use of the Internet for business-to-business (B2B) e-commerce solutions. Thousands of customers rely on ICC's comprehensive line of solutions, in-depth expertise, and unmatched customer service to help balance cost, fit, and function required to meet unique requirements for trading partner compliance, coordination, and collaboration. With its software solutions, network services, hosted web applications, managed services, and consulting services, ICC is the trusted provider of B2B solutions for businesses, regardless of size and level of technical sophistication, to connect with their trading communities. For more information, visit www.icc.net.


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INTERNET COMMERCE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME AND OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED) (in thousands, except for share and per share amounts)

                                                                                Three Months Ended
                                                                                     October 31,
                                                                           ------------------------------
                                                                               2005              2004
                                                                           ------------      ------------
Revenues:
    Services                                                               $      5,018      $      3,746
                                                                           ------------      ------------
       Total revenues                                                             5,018             3,746
                                                                           ------------      ------------

Expenses:
Cost of services (including non-cash compensation of $6 and $2 for the three months ended October 31, 2005
and 2004, respectively)                                                           1,905             1,419

Product development and enhancement (including
non-cash compensation of $3 and $8 for the three
months ended October 31, 2005 and 2004, respectively)                               103               230

Selling and marketing (including non-cash compensation
of $6 and $3 for the three months ended October 31,
2005 and 2004, respectively)                                                        416               841

General and administrative (including non-cash
compensation of $172 and $198 for the three months
ended October 31, 2005 and 2004 respectively)                                     1,854             1,661

    Impairment of goodwill                                                           --                --
                                                                           ------------      ------------

                                                                                  4,278             4,151
                                                                           ------------      ------------

    Operating income(loss)                                                          740              (405)
                                                                           ------------      ------------

Other income and (expense):
    Interest and investment income                                                   26                 6
    Interest expense                                                                (36)               (3)
    Other income (expense)                                                           17                --
                                                                           ------------      ------------
                                                                                      7                 3
                                                                           ------------      ------------
Net income(loss) before provision for income taxes                                  747              (402)


Provision for income taxes                                                           24                --
                                                                           ------------      ------------

Net Income                                                                          723              (402)
                                                                           ------------      ------------



Dividends on preferred stock                                                       (100)             (100)

                                                                           ------------      ------------

Net income(loss) attributable to common stockholders                       $        623      $       (502)
                                                                           ============      ============

Basic and diluted income(loss) per common share                            $       0.03      $      (0.03)
                                                                           ============      ============
Anti-dilutive stock options and warrants outstanding                          3,108,137         8,611,979

Weighted average number of common shares outstanding --
basic                                                                        19,510,748        19,058,187
                                                                           ============      ============

Weighted average number of common shares outstanding
-- diluted                                                                   21,536,286        19,550,188
                                                                           ============      ============


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


INTERNET COMMERCE CORPORATION

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)


                                                                        October 31,        July 31,
                                                                           2005              2005
                                                                       ------------      ------------
                                                                        (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                           $      4,681      $      3,983
   Marketable securities                                                         --                --
   Accounts receivable, net of allowance for doubtful accounts and allowance for sales returns and allowances of $656 and $582,
    respectively                                                              3,720             3,476
    Prepaid expenses and other current assets                                   230               404
                                                                       ------------      ------------
          Total current assets                                                8,631             7,863

Restricted cash                                                                 417               417
Property and equipment, net                                                     651               630
Goodwill                                                                      3,908             3,843
Other intangible assets, net                                                  1,442             1,773
Other assets                                                                     32                32
                                                                       ------------      ------------
          Total assets                                                 $     15,081      $     14,558
                                                                       ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                   $        550      $        226
    Accrued expenses                                                          1,012             1,491
    Accrued dividends -- preferred stock                                        332               232
    Deferred revenue                                                            131               152
    Capital lease obligation                                                      1                 4
    Other current liabilities                                                   651               894
                                                                       ------------      ------------
          Total current liabilities                                           2,677             2,999


Long-term lease liability from acquisition                                    1,140             1,217
                                                                       ------------      ------------
          Total liabilities                                                   3,817             4,216
                                                                       ------------      ------------

Commitments and contingencies                                                    --                --

Stockholders' Equity:
Preferred stock                                                                   *                 *
Common stock                                                                    195               194
Additional paid-in capital                                                   96,012            95,814
Accumulated deficit                                                         (84,943)          (85,666)
Accumulated other comprehensive income (loss)                                    --                --
                                                                       ------------      ------------
          Total stockholders' equity                                         11,264            10,342
                                                                       ------------      ------------

          Total liabilities and stockholders' equity                   $     15,081      $     14,558
                                                                       ============      ============

   * less than 1,000


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INTERNET COMMERCE CORPORATION
SUPPLEMENTAL FINANCIAL DATA

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA -- CONSOLIDATED

                                                  Three                Three
                                               Months Ended        Months Ended
                                                October 31,         October 31,
(in thousands)                                     2005                2004
--------------------------------------------------------------------------------
Net income (loss)                              $        723      $       (402)
Less: Net interest and investment (income)
expense                                                  (7)               (3)
         Depreciation and amortization                  404               381
         Income taxes                                    24                --
         Non-cash charges for stock-based
         compensation                                   187               211
                                            -----------------------------------
Adjusted EBITDA income (loss)                  $      1,331      $        187
                                            ===================================


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